Exhibit 107
Calculation of Filing Fee Table
FORM 424(b)(2)
(Form Type)
Occidental Petroleum Corporation
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Note #	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities

Fees to Be Paid	1	Equity	Common Stock, par value $0.20 per share	457(r)	31,990,880	$22.00	$703,799,360	0.00015310	$107,751.68

Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
				Total Offering Amounts:			$703,799,360		$107,751.68
				Total Fees Previously Paid:					$0.00
				Total Fee Offsets:					$107,751.68
				Net Fee Due:					$0.00

Table 2: Fee Offset Claims and Sources

	Note #	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	2	Occidental Petroleum Corporation
			Form S-3	333-288999	July 28, 2025		$107,751.68	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	31,990,880	$703,799,360
Fee Offset Sources		Occidental Petroleum Corporation
			424(b)(2)	333-266420		March 3, 2025						$107,751.68

Offering Note
11.a. The initial exercise price of the Warrants of $22.00 is being used to calculate the registration fee in accordance with Rule 457(g) of the Securities Act of 1933, as amended (the “Securities Act”). This “Calculation of Filing Fee” table shall be deemed to update the “Calculation of Filing Fee” table in the Registration Statement.
1.b. Pursuant to Rule 416 under the Securities Act of 1933, the common stock, par value $0.20 per share (the “Common Stock”) being registered hereunder includes such indeterminable number of shares of Common Stock that may be offered or issued in connection with any stock split, stock dividend or similar transactions.
2    Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant’s registration statement on Form S-3 (File No. 333-288999) (the “Current Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 28, 2025, includes 31,990,880 shares of unsold Common Stock (the “Unsold Securities”) previously registered under the Registrant’s registration statement on Form S-3 (File No. 333-266420) (the “Prior Registration Statement”), filed with the SEC on July 29, 2022, to be offered, issued and sold by the Registrant through its 424(b)(2) prospectus supplement, dated March 3, 2025 (the “March 2025 Warrant Share Prospectus”). Pursuant to Rule 415(a)(6), the Registrant carried forward to the Current Registration Statement the Unsold Securities and filing fees of $107,751.68 previously paid at the time of the filing of the March 2025 Warrant Share Prospectus in connection with the Unsold Securities. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities registered under the Prior Registration Statement was deemed terminated as of July 28, 2025, and this prospectus supplement is being filed in connection with the offer and sale of the Unsold Securities pursuant to the Current Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the registration fee credit of $107,751.68 available as of the date of this prospectus supplement is being used to offset the registration fee in connection herewith.
Narrative Disclosure
The maximum aggregate amount of the securities to which the prospectus relates is 31,990,880 shares of Common Stock. The prospectus is a final prospectus for the related offering.